As filed with the Securities and Exchange Commission on May 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSYS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0327886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

444 South Ellis Street

Chandler, Arizona 85224

(602) 910-2617

(Address of Principal Executive Offices)

2006 Equity Incentive Plan

Insys Pharma, Inc. Amended and Restated Equity Incentive Plan

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full titles of the plans)

Michael L. Babich

President and Chief Executive Officer

Insys Therapeutics, Inc.

444 South Ellis Street

Chandler, Arizona 85224

(602) 910-2617

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew T. Browne, Esq.

Charles S. Kim

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (9)
2006 Equity Incentive Plan Common Stock, $0.0002145 par value per share	1,139,158 (2)	$19.21 (3)	$21,883,226 (3)	$2,985
Insys Pharma, Inc. Amended and Restated Equity Incentive Plan Common Stock, $0.0002145 par value per share	944,537 shares (4)	$1.83 (5)	$1,728,503 (5)	$236
2013 Equity Incentive Plan Common Stock, $0.0002145 par value per share	3,623,842 shares (6)	$8.00 (7)	$28,990,736 (7)	$3,955
2013 Employee Stock Purchase Plan Common Stock, $0.0002145 par value per share	175,000 (8)	$8.00 (7)	$1,400,000 (7)	$191

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Insys Therapeutics, Inc. 2006 Equity Incentive Plan (the “2006 EIP”). As of May 2, 2013 (the “Effective Date”), no additional stock awards will be granted under the 2006 EIP and the shares remaining available for the grant of future stock awards under the 2006 EIP (the “2006 Plan Pool”), plus any shares underlying then-outstanding stock awards granted under the 2006 EIP that on or after the Effective Date expire or terminate for any reason prior to exercise or settlement, are forfeited or otherwise return to the Registrant or are reacquired or withheld to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares, the “2006 Returning Shares”), will become available for the grant of stock awards under the Insys Therapeutics, Inc. 2013 Equity Incentive Plan (the “2013 EIP”).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 1,139,158 shares of Common Stock reserved for future issuance upon the exercise of options outstanding under the 2006 EIP are calculated using a weighted average exercise price for such shares of $19.21 per share based on exercise prices for such shares ranging from $2.72 to $433.71 per share.
(4)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Insys Pharma, Inc. Amended and Restated Equity Incentive Plan (the “Insys Pharma EIP”). The Insys Pharma EIP has been terminated; no further stock award grants will be made under the Insys Pharma EIP and shares are no longer available for the grant of stock awards under the Insys Pharma EIP. If a stock option granted under the Insys Pharma EIP expires or terminates for any reason prior to exercise, is forfeited or otherwise returns to the Registrant or is reacquired or withheld to satisfy a tax withholding obligation in connection with a stock award or to satisfy the purchase price or exercise price of a stock award, the shares of Common Stock not acquired pursuant to the stock option (such shares, the “Insys Pharma EIP Returning Shares”) will become available for subsequent issuance under the 2013 EIP.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 944,537 shares of Common Stock reserved for future issuance upon the exercise of options outstanding under the Insys Pharma EIP are calculated using a weighted average exercise price for such shares of $1.83 per share based on an exercise price for such shares of $1.83 per share.
(6)	Represents up to 1,500,000 shares of Common Stock reserved for future grant under the 2013 EIP, plus the 2006 Plan Pool, the 2006 Returning Shares and the Insys Pharma EIP Returning Shares. The 2013 EIP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2013 EIP on January 1 of each calendar year, from January 1, 2014 through January 1, 2023. The number of shares added each year will be equal to either: (a) 4.0% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined each year by the Registrant’s board of directors that is less than the preceding clause (a).
(7)	This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and is based on the price per share in the initial public offering of the Common Stock as set forth in the Registrant’s Prospectus dated May 2, 2013 and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act.
(8)	Represents 175,000 shares of Common Stock reserved for future grant under the Insys Therapeutics, Inc. 2013 Employee Stock Purchase Plan (the “2013 ESPP”). The 2013 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2013 ESPP on January 1 of each calendar year, from January 1, 2014 through January 1, 2023. The number of shares of Common Stock added each year will be equal to the least of: (a) 1.0% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 200,000 shares of Common Stock; or (c) a number of shares of Common Stock that may be determined each year by the Registrant’s board of directors that is less than (a) and (b).
(9)	Of the total $7,367 in registration fees owed pursuant to this registration statement on Form S-8, $5,018 of the registration fees are offset by the fee paid in connection with the registration statement on Form S-1 originally filed by the Registrant on March 30, 2011, as amended (File No. 333-173154).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s prospectus filed on May 2, 2013 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 originally filed on March 30, 2011, as amended (File No. 333-173154), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on April 30, 2013 (File No. 001-35902) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective upon the closing of the Registrant’s intial public offering, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provided indemnification for certain matters, including:

•	indemnification beyond that permitted by the Delaware General Corporation Law;

•	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

•	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;

•

indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

•

indemnification for proceedings or claims brought by an officer or director against the Registrant or any of its directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

•	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

•	indemnification in violation of any undertaking required by the Securities Act or in any registration statement that the Registrant files.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has an insurance policy in place covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of the Registrant.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

4.5(5)	Certificate of Amendment of Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

4.6(6)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(7)	Insys Therapeutics, Inc. 2006 Equity Incentive Plan, as amended.

99.2(8)	Insys Pharma, Inc. Amended and Restated Equity Incentive Plan.

99.3	2013 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

99.4	2013 Employee Stock Purchase Plan.

(1)

Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(3)

Previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(5)

Previously filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(6)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(7)

Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(8)

Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on May 2, 2013.

INSYS THERAPEUTICS, INC.

By:	/s/ Michael L. Babich
Michael L. Babich
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Babich, Darryl S. Baker and John N. Kapoor, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael L. Babich Michael L. Babich	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	May 2, 2013

/s/ Darryl S. Baker Darryl S. Baker	Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2013

/s/ John N. Kapoor, Ph.D. John N. Kapoor, Ph.D.	Executive Chairman of the Board of Directors	May 2, 2013

/s/ Patrick P. Fourteau Patrick P. Fourteau	Member of the Board of Directors	May 2, 2013

/s/ Steven Meyer Steven Meyer	Member of the Board of Directors	May 2, 2013

/s/ Brian Tambi Brian Tambi	Member of the Board of Directors	May 2, 2013

/s/ Pierre Lapalme Pierre Lapalme	Member of the Board of Directors	May 2, 2013

/s/ Theodore H. Stanley, M.D. Theodore H. Stanley, M.D.	Member of the Board of Directors	May 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of the Registrant.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

4.5(5)	Certificate of Amendment of Amended and Restated Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Insys Therapeutics, Inc.

4.6(6)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(7)	Insys Therapeutics, Inc. 2006 Equity Incentive Plan, as amended.

99.2(8)	Insys Pharma, Inc. Amended and Restated Equity Incentive Plan.

99.3	2013 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

99.4	2013 Employee Stock Purchase Plan.

(1)

Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(3)

Previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(5)

Previously filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(6)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(7)

Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.

(8)

Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173154), originally filed with the Commission on March 30, 2011, as amended, and incorporated herein by reference.